Exhibit 10.2.21
CAPITAL ONE FINANCIAL CORPORATION
2004 Stock Incentive Plan
Performance Unit Award Agreement

THIS NOTICE OF PERFORMANCE UNIT AWARD AGREEMENT (the “Grant Notice” and, together with the Terms and Conditions (as defined below), the “Agreement”) between CAPITAL ONE FINANCIAL CORPORATION, a Delaware corporation (“Capital One” or the “Company”), and you, is made pursuant and subject to the provisions of the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Plan”) and all capitalized terms used herein that are defined in the Plan shall have the same meaning given to them in the Plan unless otherwise defined herein. For purposes of this Agreement, “Employer” means the entity (i.e., Capital One, Subsidiary or Affiliate) that employs you.

WHEREAS, Article 9 of the Plan provides for the award from time to time in the discretion of the Committee of performance units, the vesting and issuance of which are subject to certain service, performance or other conditions set forth on the following pages (the “Terms and Conditions”).

1.Award Summary.

Grantee (“you”):	Richard D. Fairbank
“Date of Grant”:	February 4, 2025
No. of Performance Units (the “Units”) at Target (the “Target Award”):	91,196

2.Vesting Summary. The Units shall vest no later than March 15, 2028, as outlined in the Terms and Conditions.
3.Acceptance and Agreement by Participant.
IN WITNESS WHEREOF, the parties have caused this Agreement to be signed on their behalf.

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

CAPITAL ONE FINANCIAL CORPORATION By: /s/ François Locoh-Donou François Locoh-Donou Chair, Compensation Committee PARTICIPANT By: /s/ Richard D. Fairbank Richard D. Fairbank

TERMS AND CONDITIONS

1.    Grant of Performance Units. Capital One hereby grants to you an award of Units with a Target Award, as indicated on the Grant Notice. The maximum payout for this award is 150% of the Target Award plus accrued dividends pursuant to Section 6. The Units shall vest and the underlying shares of common stock of Capital One, $.01 par value per share (such underlying shares, the “Shares”), shall be issuable only in accordance with the provisions of this Agreement and the Plan.

2.    Lapse of Restrictions.

(a)Vesting. Except as provided in Sections 2(b) and 2(c) below and to the extent not previously vested or forfeited as provided herein, the Units shall vest on a date as determined by the Committee after termination of the Performance Period (as defined below) and certification of performance by the Committee, but no later than March 15, 2028 (the “Date of Issuance”). On the Date of Issuance, the Units shall vest, and the Shares shall become issuable as determined based on the Company’s Adjusted ROTCE and Growth of Tangible Book Value Per Share Plus Common Dividends, each as defined on Appendix A, relative to the Peer Group, as defined on Appendix B, over a three-year performance period beginning on January 1, 2025 and ending on December 31, 2027 (the “Performance Period”) as certified by the Committee following the end of the Performance Period. The number of Units that shall vest and the number of Shares that shall become issuable on the Date of Issuance shall be determined as set forth on Appendix A. The number of Units vesting and the number of Shares that shall become issuable on the Date of Issuance shall be reduced in the event that Adjusted ROTCE for one or more fiscal years in the Performance Period is less than or equal to zero, as provided on Appendix A. The number of Units vesting and the number of Shares that shall become issuable on the Date of Issuance shall also be subject to reduction in accordance with section 12 below.

With respect to any Units that have vested on the Date of Issuance, the Shares related thereto shall be issued to you, in settlement of such vested Units, on such Date of Issuance.

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

Dividends will be accrued and paid out as additional shares at the time of the award as provided in Section 6 below. All Units, including your rights thereto and to the underlying Shares, which do not vest on or before the Date of Issuance, as provided in this Section 2, shall immediately be forfeited as of such Date of Issuance (to the extent not previously forfeited as provided herein).

(b)    Effect of Termination of Employment.

(i)    Upon termination of your employment with Capital One for any reason other than death, Disability or Retirement, as defined below, prior to the Date of Issuance, all Units shall immediately be forfeited (to the extent not previously vested or forfeited as provided herein). For the avoidance of doubt, a transfer of employment to an affiliate of Capital One shall not constitute a termination of employment for purposes of this Section 2(b).

(ii)    Upon termination of your employment as a result of your death or Disability on or prior to December 31, 2027, a number of the Units equal to (1) the Target Award amount as specified above, or (2) following a Change of Control, the Time-Based Units as calculated in Section 2(c) below, shall immediately vest and the Shares shall be immediately issuable to you as soon as practicable following your death or Disability and in all events on or before the later of December 31 of the year of termination or 2.5 months following such termination. Upon your termination of employment as a result of your death or Disability on or after January 1, 2028, but prior to the Date of Issuance, the number of Units that shall vest and the number of Shares that shall be issuable to you shall be as calculated in Section 2(a) above.

(iii)    Notwithstanding any other provision in this Agreement, upon your Retirement, the number of Units that shall vest and the number of Shares that shall be issuable to you shall be as calculated in Section 2(a) and 2(c).

(iv)    Upon termination of your employment with Capital One for Cause, as defined herein, prior to the Date of Issuance, all Units shall be immediately forfeited (to the extent not previously vested or forfeited as provided herein).

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

(c)Effect of Change of Control. Upon a Change of Control, a number of Units shall, upon certification of performance by the Committee, convert into time-based restricted stock units (the “Time-Based Units”) (as may be adjusted in accordance with Section 4.4 of the Plan) calculated based on a performance period from January 1, 2025 through the end of the fiscal quarter immediately preceding the closing date of the transaction giving rise to the Change of Control; and provided further that the Date of Issuance in such case shall be December 31, 2027 subject to either (1) your continued employment through such date or (2) your Retirement, pursuant to Section 2(b)(iii). Upon your termination of employment by Capital One without Cause or for Good Reason (each as defined below), in either case on or prior to the second anniversary of the occurrence of a Change of Control of Capital One and prior to the Date of Issuance with respect to the Time-Based Units, then notwithstanding anything herein to the contrary, all of the Time-Based Units shall vest and the Shares shall be issuable in full without restrictions on transferability immediately upon the occurrence of your termination of employment following such Change of Control (to the extent not previously vested or forfeited as provided herein) and such date shall be the Date of Issuance; provided, however, that if the Time-Based Units are considered deferred compensation under Section 409A of the Code and not exempt from Section 409A of the Code as a short-term deferral or otherwise, and you are a “specified employee,” as defined in and pursuant to Reg. Section 1.409A 1(i) or any successor regulation, on the date of any such termination of employment without Cause or for Good Reason, you will not be entitled to such vesting prior to the earlier of (i) the date which is six months from the date of your “separation from service” (as defined in Reg. Section 1.409A 1(h) or any successor regulation) as a result of such termination and (ii) your death.

With respect to any Time-Based Units that have vested, the Shares related thereto shall be issued to you, in settlement of such vested Time-Based Units, on the Date of Issuance. Dividends will be accrued and paid out as additional shares at the time of the award, as provided in Section 6 below. All Time-Based Units, including your rights thereto and to the underlying Shares, which do not vest on or before the Date of Issuance, as provided in this Section 2, shall immediately be forfeited as of such Date of Issuance (to the extent not previously forfeited as provided herein).

(d)Definitions.

(i)    For purposes of this Agreement, “Cause” shall mean (1) the willful and continued failure to perform substantially your duties with the Company or any Affiliate (other than any such failure resulting from incapacity due to physical or mental illness or following your delivery of a Notice of Termination (as defined below) for Good Reason), after a written demand for substantial performance is delivered to you by the Board or the Committee that specifically identifies the manner in which the Board or the Committee believes that you have not substantially performed your duties, or (2) the willful engaging by you in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. No act, or failure to act, on your part shall be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon (A) authority given pursuant to a resolution duly adopted by the Board, or if the Company is not the ultimate parent corporation of the Employer and is not publicly-traded, the board of directors (or equivalent management

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

body) of the ultimate parent of the Employer (the “Applicable Board”) or (B) the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The cessation of your employment shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Applicable Board (excluding you, if you are a member of the Applicable Board) at a meeting of the Applicable Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with your counsel, to be heard before the Applicable Board), finding that, in the good faith opinion of the Applicable Board, you are guilty of the conduct described in this Section 2(d)(i), and specifying the particulars thereof in detail.

(ii)    For purposes of this Agreement, “Good Reason” shall mean (1) the assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (2) any failure by the Company to pay your compensation owed other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and that is remedied by the Company promptly after receipt of notice thereof given by you; (3) the Company’s requiring you (I) to be based at any office or location more than 35 miles from the office or location at which you were required to work as of the date of this Agreement or (II) to travel on Company business to a substantially greater extent than required during the 120-day period immediately prior to the date the Change of Control occurs; or (4) any other action or inaction that constitutes a material breach by the Company of this Agreement or any employment agreement. For purposes of this Section 2(d)(ii) of this Agreement, any good faith determination of Good Reason made by you shall be conclusive. Your mental or physical incapacity following the occurrence of an event described above in clauses (1) through (4) shall not affect your ability to terminate employment for Good Reason.

(iii)    Any termination by the Company for Cause, or by you for Good Reason, shall be communicated by Notice of Termination to the other party. “Notice of Termination” means a written notice that (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated, and (3) if the Date of Termination (as defined herein) is other than the date of receipt of such notice, specifies the Date of Termination (which Date of Termination shall be not more than 30 days after the giving of such notice). The failure by you or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Cause shall not waive any right of you or the Company, respectively, hereunder or preclude you or the Company, respectively, from asserting such fact or circumstance in enforcing your or the Company’s respective rights hereunder.

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

(iv)    “Date of Termination” means, if your employment is terminated by the Company for Cause, or by you for Good Reason, the date of receipt of the Notice of Termination or such later date specified in the Notice of Termination, as the case may be. You and the Company shall take all steps necessary to ensure that any termination described in this Section 2(d) constitutes a “separation from service” within the meaning of Section 409A of the Code, and notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the “Date of Termination.”

3.    Non-Transferability. Subject to the provisions of Section 2 and 14 hereof, the right to receive some or all of the Units and the Shares related thereto shall not be assignable or transferable, or otherwise alienated, pledged or hypothecated or otherwise encumbered under any circumstances. Any purported or attempted assignment, transfer, alienation, pledge, hypothecation or encumbrance of such rights or of the Units or the Shares related thereto prior to their issuance to you shall be null and void and shall result in the immediate forfeiture of such rights or Units, including the Shares related thereto, and cancellation of this Agreement.

4.    Modification and Waiver. Except as provided in the Plan with respect to determinations of the Board or the Committee and subject to the Committee’s right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by you and Capital One; provided, that changes, modifications and amendments not detrimental to you may be made in writing signed only by Capital One. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

5.    Tax Withholding. If you become subject to withholding under applicable tax laws, you agree to pay Capital One the amount required to be withheld by one or more of the following methods:

(a)Capital One will automatically withhold the number of Shares having a Fair Market Value on the date the tax withholding obligation is to be determined equal to the amount required to be withheld (as determined pursuant to the Plan), rounded up to the nearest whole Share; or

(b)by such other methods as Capital One may make available from time to time.

6.    Dividends. Dividends with respect to the Shares shall accrue beginning on January 1, 2025, through the applicable Date of Issuance when the Shares underlying the Units or Time-Based Units are delivered, at which time such accrued dividends shall be paid out in the form of additional shares of common stock of the Corporation based on the Fair Market Value of a share of the Company’s common stock on the business day prior to the Date of Issuance. The accrued dividends that shall be paid out to you shall be only such amount that has accrued with respect to the Shares underlying the Units or Time-Based Units that vest on the Date of Issuance.

7.    Governing Law. This Agreement shall be governed by United States federal law and, to the extent not preempted thereby, by the laws of the State of Delaware. Capital One and you hereby

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

consent and submit to the personal jurisdiction and venue of any state or federal court located in any city or county of Delaware for resolution of any and all claims, causes of action or disputes arising out of this Agreement. You and Capital One agree that the court shall not set aside the Committee’s determinations unless there is clear and convincing evidence of bad faith or fraud.
8.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and the provisions of this Agreement, except as provided otherwise herein, the provisions of this Agreement shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

9.    Bound by Plan. In consideration of the grant of the Units and the Shares, you agree that you will comply with such conditions as the Committee may impose on the Units and the Shares and be bound by the terms of the Plan.

10.    Employment Status. This Agreement does not constitute a contract of employment nor does it alter your terminable at will status or otherwise guarantee future employment.

11.Binding Effect. This Agreement shall be binding upon, enforceable against, and inure to the benefit of you and your legatees, distributees and personal representatives, and Capital One and its successors and assigns.

12.Clawbacks. You agree that any Units, Shares or dividends awarded to you pursuant to this Agreement are subject to the Capital One Financial Corporation Compensation Recoupment Policy (as amended from time to time, the “Clawback Policy”). You agree and consent to the Company’s application, implementation and enforcement of the Clawback Policy or any similar policy established by the Company that may apply to you, and you expressly agree that the Company may take such actions as are necessary to effectuate the Clawback Policy, any similar policy (as applicable to you) or applicable law without further consent or action being required by you.

13.    Rights as a Stockholder. You shall have no rights of a stockholder with respect to the shares of Common Stock represented by Units, including, but not limited to, the right to vote and to receive dividends, unless and until such shares of Common Stock are transferred to you pursuant to the Plan and this Agreement.

14.    Mandatory Holding Requirement.

(a)    You agree that with respect to the Applicable Holding Shares you may not transfer, sell, pledge, hypothecate or otherwise dispose of such Applicable Holding Shares until the Holding Date; provided that the requirements set forth in this Section 14 shall immediately lapse and be of no further force and effect upon your death, Disability or termination of employment by Capital One without Cause or for Good Reason following a Change of Control, pursuant to Section 2(c).

(b)    For purposes of this Section 14:

(i)    “Applicable Holding Shares” means 50% of the Shares acquired hereunder (not including any Shares sold or retained by the Company or its designated agent to fund the payment of any tax withholding obligation, brokerage commission or

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fees payable in connection with the Shares) during your term of employment with the Company and during the one-year period after termination of your employment for any reason; and

(ii)    “Holding Date” means the later of: (1) the first anniversary of the date of acquisition of any Applicable Holding Shares; or (2) until your stock ownership requirement is met, as determined by the Committee.

    15.    Data Protection. You consent to the collection, processing and transfer (including international transfer) of your personally identifiable data in connection with the grant of the Units and participation in the Plan.

    16.    Severability. This Agreement shall be enforceable to the fullest extent allowed by law. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then that provision shall be reduced, modified or otherwise conformed to the relevant law, judgment or determination to the degree necessary to render it valid and enforceable without affecting the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement.
17.     Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

18.    Miscellaneous.    In accepting the grant, you acknowledge and agree that:
(a)    this Agreement is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith;
(b)    your obligations under this Agreement shall survive any termination of your employment with the Company for any reason;
(c)    any of the Company’s rights or remedies under this Agreement shall be cumulative and in addition to whatever other remedies the Company may have under law or equity;
(d)    any recovery by the Company under this Agreement will be a recovery of Shares to which you were not entitled under this Agreement and is not to be construed in any manner as a penalty;
(e)    the Company may, to the maximum extent permitted by applicable law and Section 409A of the Code, retain for itself funds or securities otherwise payable to you pursuant to this Agreement to satisfy any obligation or debt that you owe to the Company, including any obligations hereunder. The Company may not retain such funds or securities until such time as they would otherwise be distributable to you in accordance with this Agreement;

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(f)    the Company reserves the right to impose other requirements on the Units, any Shares acquired pursuant to the Units, and your participation in the Plan, to the extent Capital One determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Units and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing; and
(g)    Capital One from time to time distributes and makes available to associates disclosure documents, including a prospectus, relating to the Plan. You may also contact the HR Help Center to obtain copies of the Plan disclosure documents and the Plan. You should carefully read the Plan disclosure documents and the Plan. By accepting the benefits of this Agreement you acknowledge receipt of the Plan and the Plan disclosure documents and agree to be bound by the terms of this Agreement and the Plan. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Capital One or a third-party designated by Capital One.

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

APPENDIX A

PERFORMANCE SHARE METRICS AND PAYOUT

1.Company Performance Relative to Peer Group

The number of Units that shall vest and the number of Shares that shall become issuable on the Date of Issuance pursuant to Section 2(a) shall be based on the Company’s performance over the Performance Period, measured by two metrics weighted as follows:

(a)One-Half of the Units (the “Adjusted ROTCE Tranche”) shall become issuable as Shares based on the Adjusted ROTCE achieved by the Company over the Performance Period, relative to the Adjusted ROTCE achieved by each member of the Peer Group over the Performance Period, expressed as a percentile (the “Adjusted ROTCE Percentile”), such that:

(i)If the Company’s Adjusted ROTCE Percentile is 80th or higher, then 150% of the Adjusted ROTCE Tranche shall be issuable as Shares.

(ii)If the Company’s Adjusted ROTCE Percentile is 25th, then 40% of the Adjusted ROTCE Tranche shall be issuable as Shares.

(iii)If the Company’s Adjusted ROTCE Percentile below 25th, then 0% of the Adjusted ROTCE Tranche shall be issuable as Shares.

(iv)If the Company’s Adjusted ROTCE Percentile is above 25th but below 80th, then the number of issuable Shares shall be calculated by interpolation between the points listed above.

“Adjusted ROTCE” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (b) the Company’s average tangible common equity; and shall exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

(b)One-Half of the Units (the “Growth of Tangible Book Value Per Share Plus Common Dividends Tranche”) shall become issuable as Shares based on the Growth of Tangible Book Value Per Share Plus Common Dividends achieved by the Company over the Performance Period, relative to the Growth of Tangible Book Value Per Share Plus Common Dividends achieved by each member of the Peer Group over the Performance Period, expressed as a percentile (the “Growth of Tangible Book Value Per Share Plus Common Dividends Percentile”), such that:

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

(i)If the Company’s Growth of Tangible Book Value Per Share Plus Common Dividends Percentile is 80th or higher, then 150% of the Growth of Tangible Book Value Per Share Plus Common Dividends Tranche shall be issuable as Shares.

(ii)If the Company’s Growth of Tangible Book Value Per Share Plus Common Dividends Percentile is 25th, then 40% of the Growth of Tangible Book Value Per Share Plus Common Dividends Tranche shall be issuable as Shares.

(iii)If the Company’s Growth of Tangible Book Value Per Share Plus Common Dividends Percentile below 25th, then 0% of the Growth of Tangible Book Value Per Share Plus Common Dividends Tranche shall be issuable as Shares.

(iv)If the Company’s Growth of Tangible Book Value Per Share Plus Common Dividends Percentile is above 25th but below 80th, then the number of issuable Shares shall be calculated by interpolation between the points listed above.

“Growth of Tangible Book Value Per Share Plus Common Dividends” means the three year average of the ratios, expressed as a percentage, of (a) the Company’s tangible book value per share at the end of each year within the Performance Period, plus total common dividends per share paid during such year, to (b) the Company’s tangible book value per share at the beginning of each corresponding year within the Performance Period; and shall exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable laws, rules or regulations.

Subject to section 2 below, the total Shares issuable pursuant to this Agreement (the “Total Shares Earned”) shall be equal to the sum of the Shares issuable pursuant to paragraphs (a) and (b) above.

2.Absolute Performance Modifier

In the event that the Company’s Adjusted ROTCE for one or more fiscal years in the Performance Period is less than or equal to zero, the Total Shares Earned shall be reduced as provided below:

(a)If the Company’s Adjusted ROTCE is less than or equal to zero for one fiscal year within the Performance Period, the Total Shares Earned shall be reduced by one-sixth;

(b)If the Company’s Adjusted ROTCE is less than or equal to zero for any two fiscal years within the Performance Period, the Total Shares Earned shall be reduced by one-third; and

(c)If the Company’s Adjusted ROTCE is less than or equal to zero for all three fiscal years within the Performance Period, the Total Shares Earned shall be forfeited in full.

#ᴅʟᴘ_MICRODOT [{'title': 'Data Security Classification', 'text': 'Confidential'}, {'title': 'doc_id', 'text': '1NR8uGiFlefokR67TD4AyHLxXJmfU3Iu64Dq7kh1c8as'}]_END

APPENDIX B

PEER GROUP

The “Peer Group” shall consist of the companies listed below, which were the companies in the KBW Bank Index as of January 1, 2025, excluding custody banks. If during the Performance Period, one or more of the members of the Peer Group fails, files bankruptcy, enters into receivership, merges, engages in a spin-off, is sold, is delisted from the New York Stock Exchange or the National Association of Securities Dealers Automated Quotations or otherwise experiences a material change in its business activities, then the Committee may eliminate such company from the Peer Group or make other equitable adjustments regarding the Peer Group as it deems necessary or appropriate to prevent the enlargement or diminution of the rights of Participants, with any such changes having effect for purposes of the calculation of any award determination or calculations hereunder, including the determination of Adjusted ROTCE Percentile and Growth of Tangible Book Value Per Share Plus Common Dividends Percentile.

Bank of America
Citigroup Inc
Citizens Financial Group
Comerica Inc
East West Bancorp
Fifth Third Bancorp
First Horizon
Goldman Sachs
Huntington Bancshares
JP Morgan Chase
KeyCorp
M&T Bank
Morgan Stanley
PNC Financial
Regions Financial
Truist Financial
US Bancorp
Wells Fargo & Co
Western Alliance Bancorp
Zions Bancorp